                                                                EXHIBIT 10.14

                                 LOAN AGREEMENT

         THIS LOAN AGREEMENT, dated as of December 30, 1996 (the "Loan Agreement"), is by and between

         APPLIED ANALYTICAL INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware and having its principal place of business in Wilmington, North Carolina (the "Borrower"); and

         NATIONSBANK, N.A., a national banking association organized and existing under the laws of the United States and having offices in Wilmington, North Carolina (the "Bank").

RECITALS

         A. The Borrower has requested that the Bank provide a revolving credit facility of up to $20,000,000.00 for the purposes described herein.

         B. The Bank has agreed to provide the requested revolving credit facility to the Borrower on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the Borrower and the Bank agree as follows:


                                    ARTICLE I

                                   Definitions
                                   -----------

         1.01     For the purposes hereof:

                  "Adjusted CD Rate" shall be equal to the sum of (1) the quotient of (a) the CD Rate, divided by (b) the difference of (i) one minus (ii) the appropriate reserve requirement imposed on the Bank by the Federal Reserve System (expressed as a decimal), plus (2) the appropriate assessment rate imposed on the Bank by the Federal Deposit Insurance Corporation with regard to the applicable Rate Period. The computation of the Adjusted CD Rate shall also include such adjustments as may be necessary in the future with respect to impositions on the Bank for insurance and other fees, assessments and surcharges which occur because of the Bank's sale of the certificate of deposit which established the CD Rate;

                  "Adjusted LIBOR Rate" means the rate as determined by the Bank at which deposits in the requested amount and for three month interest periods are offered to prime banks in the London Interbank Market, as published weekly by the Federal Reserve Bank of New York in its H-15 Statistical Release, such rate being adjusted for the cost of reserve requirements as prescribed by the Federal Reserve System.

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         The Adjusted LIBOR rate for any Saturday or Sunday or any other day on which the London Interbank Market is not open shall be the Adjusted LIBOR rate for the immediately preceding day on which the London Interbank Market is open.

                  "Applicable Percentage" means for the Revolving Loans, the appropriate applicable percentages corresponding to the Leverage Ratio in effect as of the most recent Calculation Date as shown below:

                  Tier        Leverage Ratio     LIBOR Margin   CD Margin
                  ----        --------------     ------------   ---------
                  One         equal to or            .75%          .80%
                              less than .25
                              to 1.0

                  Two         greater than          1.00%         1.05%
                              .25 but equal
                              to or less
                              than .50

                  Three       greater than          1.25%         1.30%
                              .50

         The Applicable Percentage for Revolving Loans shall, in each case, be determined and adjusted quarterly on each March 1, June 1, September 1 and December 1 (each a "Calculation Date"); provided that the initial Applicable Percentage shall be based on Tier One and shall remain at Tier One until the Calculation Date on March 1, 1997, and, thereafter, the Applicable Percentage shall be determined by the then current Leverage Ratio. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. On the Revolving Loan Maturity Date, each of the margins set forth above shall be increased by .10%.

                  "Business Day" means any day not a Saturday, Sunday or legal holiday on which the Bank is open for business in Wilmington, North Carolina;

                  "Cash Flow Coverage Ratio" means for any consecutive four fiscal quarterly periods of the Borrower, the ratio of (x) EBITDA minus cash dividends (each computed for such four consecutive fiscal quarterly periods) to (y) current maturities of long term debt and capitalized leases (each computed for such four consecutive fiscal quarterly periods) plus 20% of the average outstanding principal balance of the Revolving Loans for such four consecutive fiscal quarterly periods plus interest expense plus current provision for income taxes (each computed for such four consecutive fiscal quarterly periods);

                  "CD Rate" shall be the interest rate which it would be necessary for the Bank to pay in connection with a sale by the Bank, if possible, of a certificate of deposit for a


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         domestic deposit having a term approximately equivalent to a given Rate Period;

                  "Closing Date" means the date as of which this Loan Agreement is executed by the Borrower and the Bank;

                  "Commitment" means the commitment by the Bank to make Revolving Loans to the Borrower hereunder;

                  "Consistent Basis" in reference to the application of Generally Accepted Accounting Principles, means that the accounting principles observed in the period referred to are comparable in all material respects to those applied in the most recent preceding period, except for the impact of implementing new rules or regulations;

                  "Current Assets" means all items which, in accordance with Generally Accepted Accounting Principles, would be classified as current assets on a balance sheet of the Borrower;

                  "Current Liabilities" means all items which, in accordance with Generally Accepted Accounting Principles, would be classified as current liabilities on a balance sheet of the Borrower;

                  "Current Ratio" means the ratio of Current Assets to Current Liabilities;

                  "EBITDA" means for any period of computation, earnings before interest expense, provision for income taxes, depreciation and amortization;

                  "Event of Default" shall have the meaning given to said term in Section 8.01 hereof;

                  "Funded Debt" means all interest bearing obligations of the Borrower including, without limitation, all obligations evidenced by promissory notes or other similar contracts but excluding such items as trade payables and accruals;

                  "Generally Accepted Accounting Principles" means those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, as such principles are from time to time supplemented and amended;

                  "Guarantors" means each of the Subsidiaries of the Borrower;


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                  "Guaranty Agreement" means the guaranty agreement executed by the Guarantors in favor of the Bank pursuant to which the Guarantors guarantee the repayment of the Revolving Loans;

                  "Leverage Ratio" means as of any date of determination, the ratio of Total Liabilities to Tangible Net Worth;

                  "Loan Documents" means this Loan Agreement, the Revolving Note and the Guaranty Agreement;

                  "Person" means an individual, a corporation, a partnership, a joint venture, an association, a joint stock company, a trust, an unincorporated organization or a government or any agency or political subdivision thereof;

                  "Prime Rate" means the rate of interest publicly announced by the Bank in Charlotte, North Carolina from time to time as its "prime rate." The Prime Rate is not necessarily the best or lowest rate of interest offered by the Bank;

                  "Rate Period" shall be ninety (90) days. The last day in the Rate Period shall be a Business Day; if not, such last day shall be changed to the immediately preceding Business Day;

                  "Revolving Loan" means a Loan made pursuant to
         Section 2.01 hereof;

                  "Revolving Note" means the promissory note of the Borrower executed and delivered as provided in Section 2.02 hereof;

                  "Revolving Loan Committed Amount" means the maximum principal amount of Revolving Loans permitted to be outstanding under Section 2.01;

                  "Revolving Loan Maturity Date" means May 31, 1998;

                  "Subsidiary" means any corporation more than 50% of the outstanding voting stock of which at the time is owned directly or indirectly by the Borrower and/or by one or more Subsidiaries; and

                  "Tangible Net Worth" means total stockholders' equity of the Borrower determined in accordance with Generally Accepted Accounting Principles on a Consistent Basis, with no upward adjustments due to a revaluation of assets, minus the book value of assets which would be treated as intangibles under Generally Accepted Accounting Principles, including, but not limited to, goodwill, trade-names, trademarks, copyrights, patents and unamortized debt discount and


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         minus loans or advances to employees, stockholders, subsidiaries, affiliates or related companies and minus investment in subsidiaries.

         1.02 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with then current
Generally Accepted Accounting Principles applied on a Consistent Basis.


                                   ARTICLE II

                                 Revolving Loans
                                 ---------------

         2.01 Revolving Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Bank agrees to make Revolving Loans to the Borrower, at any time or from time to time on or after the date hereof and until the Revolving Loan Maturity Date, in an aggregate principal amount at any time outstanding not to exceed TWENTY MILLION DOLLARS ($20,000,000.00) (the "Revolving Loan Committed Amount") for purposes of financing the Borrower's capital expenditures, acquisitions and working capital needs. The Borrower may borrow, repay and reborrow hereunder on or after the date hereof and prior to the Revolving Loan Maturity Date, subject to the terms, provisions and limitations set forth herein. The outstanding principal balance of the Revolving Loans on the Revolving Loan Maturity Date (the "Outstanding Balance") shall be repaid in 72 consecutive installments, the first 71 of which shall be in an amount equal to 1/72nd of the Outstanding Balance and the 72nd of which shall be in an amount equal to the then remaining portion of the Outstanding Balance. Such principal installments shall commence on June 30, 1998 and shall continue thereafter through and including the final principal installment due on May 31, 2004.

         2.02 Revolving Note. The Revolving Loans by the Bank shall be evidenced by the Revolving Note duly executed by the Borrower, dated the Closing Date, in substantially the form of Exhibit 2.02 attached hereto, payable to the order of the Bank in a principal amount equal to the Revolving Loan Committed Amount.

         2.03 Interest. The outstanding principal balance of the Revolving Loans shall bear interest at a rate equal to the Adjusted CD Rate plus the Applicable Margin or the Adjusted LIBOR Rate plus the Applicable Margin. The Borrower shall select either of the foregoing rates as of the first day of each March, June, September and December and once selected, the selected rate shall be applicable for the quarterly period commencing on each of such dates. Notwithstanding the foregoing, the rate at which interest is calculated on the outstanding principal balance of the Revolving Loans shall not exceed the Prime Rate at any time. Interest calculated at the foregoing rates shall be due and payable monthly in arrears on the last day of each month.


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         2.04 Commitment Fee. The Borrower agrees to pay the Bank a commitment fee in an amount equal to 0.15% per annum of the average daily unused portion of the Commitment, such fee to be paid quarterly in arrears on the last day of each calendar quarter.


                                   ARTICLE III

                 Additional Provisions Regarding Revolving Loans
                 -----------------------------------------------

         3.01 Default Rate. If the Borrower shall default in the payment when due (subject to applicable grace periods, if any) of the principal of or interest on any Loan or any other amount becoming due hereunder, the Borrower shall on demand from time to time pay interest on any overdue payment of principal and, to the extent permitted by law, on overdue payments of interest up to the date of actual payment (after as well as before judgment):

                  (i) in the case of principal of or interest on a Loan at a rate equal to 2% per annum above the rate which would otherwise be payable hereunder; and

                  (ii) in the case of any other amount payable hereunder or under any of the other Loan Documents (other than principal of or interest on any Loan referred to in clause (i) above), at a rate 2% per annum above the Prime Rate.

         3.02 Voluntary Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty, upon at least one Business Day's notice to the Bank; provided, however, partial prepayments of any Loan shall be applied to principal installments thereunder in the inverse order of maturities.

         3.03 Capital Adequacy.

                  (a) In the event that the Bank shall have determined that the adoption or implementation on or after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or by any court, or compliance by the Bank (or any lending office of the Bank) with any request or directive made or issued after the Closing Date regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations hereunder to a level below that which the


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         Bank could have achieved but for such adoption, change or compliance
         (taking into consideration the Bank's policies as the case may be, with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for any such reduction suffered; provided, however, that no such amounts shall be payable with respect to a reduction in rate of return incurred more than 90 days before the Bank demands compensation under this Section.

                  (b) Failure on the part of the Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of the Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to the Bank regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which shall have been imposed.


                                   ARTICLE IV

                              Conditions of Lending
                              ---------------------

         4.01 Conditions. The Bank shall not be obligated to make any Revolving Loan hereunder unless the representations and warranties contained in Article V hereof are true and correct as of the date of the making of such Revolving Loan and unless immediately after the making of such Revolving Loan no Event of Default nor any event which upon notice or lapse of time or both would constitute such an Event of Default shall have occurred and be continuing.


                                    ARTICLE V

                         Representations and Warranties
                         ------------------------------

         The Borrower hereby represents and warrants to the Bank that:

         5.01 Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is duly qualified and in good standing as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify would have a material adverse effect on the Borrower. Further, the Borrower has all power and authority to own and operate its properties and to carry on its business as now conducted.



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         5.02 Authorization of Loan Agreement. The Borrower has the power and authority to enter into this Loan Agreement and to perform its obligations under and consummate the transactions contemplated by this Loan Agreement and has by proper corporate action duly authorized the execution and delivery of this Loan Agreement. When executed and delivered, this Loan Agreement and the other Loan Documents will be valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

         5.03 No Violation of Corporate Restrictions. Neither the execution and delivery of this Loan Agreement, nor the performance of the obligations under or consummation of the transactions contemplated by this Loan Agreement, violates or will violate any law or governmental order, conflicts or will conflict with any provision of any charter document or by-law of the Borrower or any material term or provision of any agreement or instrument to which the Borrower is a party or by which the Borrower is bound, or constitutes or will constitute a breach of or a default under any such agreement or instrument (unless appropriate written waivers have been received and delivered to the Bank).

         5.04 Governmental Consents. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Borrower is required as a condition to the execution, delivery or performance of this Loan Agreement or any of the other Loan Documents by the Borrower.

         5.05 Litigation. Except as set forth on Exhibit 5.05 attached hereto, there are no material pending, or to the best knowledge of Borrower, threatened, legal proceedings to which the Borrower is a party or of which any of its properties are the subject.

         5.06 Other Agreements. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party.

         5.07 Taxes. The Borrower has filed or caused to be filed all federal, state and local tax returns which are required to be filed by the Borrower and has paid or caused to be paid all taxes as shown on said returns or on any assessment to the extent such taxes have become due, except for taxes which are being contested in good faith and against which reserves in accordance with Generally Accepted Accounting Principles will be established. The Borrower does not know of any proposed material tax assessments against it. No extension of time for assessment or payment of any federal, state or local tax by the Borrower is in effect.



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         5.08 Liens. None of the assets of the Borrower is subject to any mortgage, pledge, title retention lien or other lien, encumbrance or security interest, except (i) for current taxes not delinquent or taxes being contested in good faith and by appropriate proceedings, (ii) liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings, but not involving any borrowed money or the deferred purchase price of property or services, (iii) mechanics' and materialmen's liens, reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real property which do not in the aggregate materially detract from the value of said properties or materially interfere with their use in the ordinary conduct of the Borrower's business and (iv) to the extent shown in Exhibit 5.08.

         5.09 ERISA. The Borrower has not incurred any accumulated unfunded deficiency within the meaning of the Employee Retirement Income Security Act of 1974 ("ERISA") nor has incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") established under such Act (or any successor thereto under such Act) in connection with the employee benefit plans established or maintained by the Borrower. The Borrower is in compliance in all material respects with those provisions of ERISA and the regulations and public interpretations thereunder which are applicable to the Borrower and its Subsidiaries. No Reportable Event (as defined in ERISA) has occurred with respect to any Plan.

         5.10 Subsidiaries. The Borrower has no Subsidiaries as of the date hereof except as set forth on Exhibit 5.10 attached hereto.

         5.11 Regulation U. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System).

         5.12 Patents and Trademarks. The Borrower possesses all of the necessary patents, licenses, trademarks, trademark rights, tradenames, tradename rights and copyrights material to conduct its business as now conducted, without known conflict with any patent, license, trademark, tradename or copyright of any other Person.

         5.13 Financial Information Provided. The Borrower represents that the financial information it has heretofore furnished to the Bank dated September 30, 1996 with regard to its operations is true and correct, and presents fairly the financial position of the Borrower, and there have been no material adverse changes since that date.

         5.14 Environmental Compliance. The Borrower has fully complied with all laws, ordinances, regulations and orders, including without limitation all zoning, safety and environmental laws, ordinances, regulations and orders, applicable to its business or properties and the present uses by the Borrower of its properties do not violate any such laws, ordinances, regulations or orders. There is not currently and in the past there has not been (i) any use, treatment, storage or disposal of any hazardous substance or material or pollutant on any of the Borrower's properties, except as of the date hereof as disclosed on Exhibit 5.14 attached hereto, (ii) any spill, leakage, discharge or release of any hazardous substance or material or pollutant thereon or therefrom, or (iii) any off-site disposal by the Borrower of any hazardous substance or material or pollutant in any location, except as disclosed on
Exhibit 5.14 attached hereto.


                                   ARTICLE VI

                              Affirmative Covenants
                              ---------------------

         6.01 The Borrower agrees that as long as its obligations hereunder remain outstanding and until the Commitment hereunder is terminated (unless the Bank shall otherwise consent in writing), the Borrower will, and will cause its Subsidiaries to with respect to the subsections (e) through (o) below:

                  (a) within ninety (90) days of the end of each fiscal year, deliver to the Bank either (i) the Borrower's Annual Report on Form 10-K for such fiscal year or (ii) a detailed consolidated financial report of the Borrower and its Subsidiaries as of the end of such fiscal year (including a balance sheet, income statement and statements of cash flows and stockholders' equity) based on Generally Accepted Accounting Principles applied on a Consistent Basis containing an unqualified opinion of nationally recognized independent certified public accountants;

                  (b) within forty-five (45) days after the end of each fiscal quarter of each fiscal year, deliver either (i) the copy of Form 10-Q for such quarter as filed with the Securities and Exchange Commission or (ii) financial information and reports as of the end of such fiscal quarter (including a balance sheet and income statement) of the Borrower and its Subsidiaries (in consolidated form) certified by the chief financial officer of the Borrower to be correct and accurate;

                  (c) together with each delivery of financial reports required by Section 6.01(a) and (b) hereof, deliver to the Bank a statement signed by the chief

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         financial officer of the Borrower substantially in the form of Exhibit
         6.01(c) hereto, setting forth that the Borrower has kept, observed, performed and fulfilled each and every agreement binding on it contained in this Loan Agreement and the Loan Documents and is not at the time in default in the keeping, observance, performance or fulfillment of any of the terms, provisions and conditions of this Loan Agreement or any of the Loan Documents and that no Event of Default specified in Article VIII hereof, nor any event, which, upon notice or lapse of time or both, would constitute such an Event of Default, has occurred, or if such Event of Default exists or would occur as the case may be, stating the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto;

                  (d) promptly, from time to time, deliver to the Bank a copy of all filings made under the Securities and Exchange Act of 1934 and such other information regarding the Borrower's operations, business affairs and financial condition as the Bank may reasonably request. The Bank is hereby authorized to deliver a copy of any such financial information delivered hereunder to the Bank to any regulatory authority having jurisdiction over the Bank with appropriate confidential restrictions being noted on any submissions of such information;

                  (e) maintain or cause to be maintained all personal property material to its business in good working order and condition and make all needed repairs, replacements and renewals as are necessary to conduct its business in accordance with prudent business practices;

                  (f) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises;

                  (g) (i) comply with or contest in good faith all statutes and governmental regulations of which the Borrower has knowledge and the noncompliance of which would have a material adverse effect on the financial condition of the Borrower; and (ii) pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, might become a lien against any of its properties except liabilities being contested in good faith and against which adequate reserves have been established;

                  (h) at all times keep its insurable properties insured to such extent and against such risks, including, without limitation, public liability insurance, hazard insurance, worker's compensation and other insurance required by law and is customary with companies of comparable size in the same or similar business but at all times of the type and at least in the amount of the present coverage of the Borrower;

                  (i) preserve and protect its patents, licenses trademarks, trademark rights, tradenames, tradename rights and copyrights and maintain all of its other material properties and assets used or useful in the conduct of its business in good repair, working order and condition and from time to time cause to be made all proper replacements, betterments and improvements thereto;

                  (j) keep true books of records and accounts in accordance with Generally Accepted Accounting Principles applied on a Consistent Basis, and in which full, true and correct entries will be made of the Borrower's dealings and transactions;

                  (k) permit any officer of the Bank designated by the Bank to visit and inspect any of the Borrower's properties, books and financial records at such times as the Bank may reasonably request upon reasonable notice and during ordinary business hours;

                  (l) upon the request of the Bank, authorize any officer of the Bank to discuss its financial statements and financial affairs at any time and from time to time with the Borrower's independent certified public accountants upon reasonable notice and during ordinary business hours with a representative of the Borrower present;

                  (m) deliver to the Bank forthwith, upon any officer of the Borrower obtaining knowledge of an Event of Default or an event which would constitute such an Event of Default but for the requirement that notice be given or time elapse or both, a certificate signed by the chief executive officer of the Borrower specifying the nature and period of existence thereof and what action the Borrower proposes to take with respect thereto;

                  (n) within ten (10) days of the event becoming known to any officer of the Borrower, notify the Bank in writing of the occurrence of any of the following events:

                           (i) the pendency or commencement of any action, suit
                  or proceeding at law or in equity under which a party or parties seek an amount equal to or exceeding $250,000.00;

                           (ii) any event or condition which shall constitute an
                  event of default under any other agreement for borrowed money or any known or potential materially adverse change in any other material contractual agreement;

                           (iii) any levy of an attachment, execution or other
                  process against its assets; and

                           (iv) any change in any existing agreement or contract
                  which may materially adversely affect any of its businesses or affairs, financial or otherwise;

                  (o) the Borrower shall (i) at all times, make prompt payment of all contributions required under all employee benefit plans ("Plans") to meet the minimum funding standard set forth in ERISA (defined herein) with respect to its Plans; (ii) within thirty (30) days after the filing thereof, furnish to the Bank copies of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, and the regulations promulgated thereunder, in connection with each of its Plans for each Plan Year; (iii) notify the Bank immediately of any fact, including, but not limited to, any Reportable Event (as defined in ERISA) arising in connection with any of its Plans, which might constitute grounds for termination thereof by the PBGC or for, the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by the Bank, as to the reason therefor and the action, if any, proposed to be taken with respect thereof; and (iv) furnish to the Bank, upon its request, such additional information concerning any of the Borrower's Plans as may be reasonably requested;

                  (p) satisfy the following financial tests:

                           (i) the Borrower will maintain as of the end of each
                  fiscal quarter (commencing with the fiscal quarter ending December 31, 1996) Tangible Net Worth of not less than $40,000,000.00;

                           (ii) the Borrower shall maintain as of the end of
                  each fiscal quarter (commencing with the fiscal quarter ending December 31, 1996) a Current Ratio of not less than 2.0 to 1.0;

                           (iii) the Borrower shall maintain a Cash Flow
                  Coverage Ratio of not less than 1.25 to 1.0 computed as of the last day of each fiscal quarter commencing with the fiscal quarter ending December 31, 1996;

                           (iv) the Borrower shall maintain a Leverage Ratio of
                  not greater than 1.00 to 1.0 computed on the last day of each fiscal quarter commencing with the fiscal quarter ending December 31, 1996; and

                           (v) the Borrower shall maintain a ratio of Funded
                  Debt to EBITDA of not greater than 2.5 to 1.0 computed on the last day of each fiscal quarter commencing with the fiscal quarter ending December 31, 1996.


                                   ARTICLE VII

                               Negative Covenants
                               ------------------

         7.01 The Borrower agrees that as long as its obligations hereunder remain outstanding and until the Commitment is terminated (unless the Bank shall otherwise consent in writing), the Borrower shall not:

                  (a) incur, create, assume or permit to exist any indebtedness for borrowed money, howsoever evidenced, or its equivalent (including but not limited to leases required to be capitalized under Generally Accepted Accounting Principles), except

                           (i) indebtedness set forth in the financial
                  statements referred to in Section 5.13 hereof and as set forth in Exhibit 7.01(a)(i);

                           (ii) additional indebtedness extended by the Bank;
                  and

                           (iii) purchase money indebtedness incurred to finance
                  the acquisition of equipment on installment contracts with terms not to exceed 6 months;

                  (b) incur, create or permit to exist any pledge, lien, charge or other encumbrance of any nature whatsoever on the property of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, other than

                           (i) liens as disclosed in Exhibit 5.08 hereto;

                           (ii) any unfiled lien of materialmen, mechanics,
                  workmen, warehousemen, carriers, landlords or repairmen; provided that if such a lien shall be perfected and shall not be contested in good faith, it shall be discharged of record immediately by payment, bond or otherwise;

                           (iii) tax liens which are being contested in good
                  faith, or which constitute liens for taxes the payment of which is not yet required;

                           (iv) liens in favor of the Bank;

                           (v) liens incurred in connection with the purchase
                  money indebtedness permitted under Section 1.01(a)(iii); and

                           (vi) liens on assets securing indebtedness or
                  obligations in amounts less than $10,000.00;

                  (c) sell, lease, transfer or otherwise dispose of any of the properties and assets of the Borrower or any of its Subsidiaries to any Person other than (i) sales in the ordinary course of business and (ii) other sales so long as the aggregate net book value of the assets sold pursuant to such sales shall not exceed $2,000,000.00;

                  (d) seek or permit dissolution or liquidation of the Borrower in whole or in part;

                  (e) guaranty, or become liable for, the obligations of any other Person (provided, however, (i) this shall not prevent the Borrower or any of its Subsidiaries from endorsing negotiable instruments for collections in the ordinary course of business and (ii) this shall not prevent the Borrower from entering into guarantees, endorsements or debt assumptions for related, affiliate or subsidiary entities of the Borrower so long as the aggregate amount of such guaranties, endorsements or debt assumptions shall not exceed $4,000,000.00 at any time);

                  (f) make any loans or advances in excess of $2,000,000.00 in the aggregate; provided, however, the Borrower may make loans or advances to related, affiliate or subsidiary entities of the Borrower so long as the aggregate amount of such guaranties, endorsements or debt assumptions shall not exceed $4,000,000.00 at any time;

                  (g) consolidate with, merge into or be acquired by any Person; provided, however, the Borrower shall be permitted to enter into merger and/or consolidation transactions so long as the Borrower is the surviving entity;

                  (h) change the general character of business of the Borrower or any of its Subsidiaries or engage in any type of business not reasonably related to the business of the Borrower or any of its Subsidiaries as presently conducted;

                  (i) (1) pay any cash dividends to the shareholders of the Borrower, (2) make any distribution on any shares of any class of the capital stock of the Borrower which results in a reduction to stockholders' equity, (3) apply any of the Borrower's property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock resulting in a reduction to stockholders' equity in excess of $1,000,000.00 in the aggregate, except as set forth in the existing stock option and award plans or (4) amend in any way the capital structure of the Borrower;

                  (j) create or permit to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any lien upon the assets of the Borrower or any of its Subsidiaries other than as set forth herein; or

                  (k) create or permit to exist any Subsidiary unless such Subsidiary guarantees the obligations of the Borrower hereunder pursuant to the Guaranty Agreement.


                                  ARTICLE VIII

                       Events of Default and Acceleration
                       ----------------------------------

         8.01 Any of the following shall constitute an "Event of Default" under this Loan Agreement:

                  (a) Nonpayment. Nonpayment when and as due of any principal, interest or other payment hereunder or under the Revolving Notes and the continuation of such nonpayment for a period of five (5) days.

                  (b) Breach of Covenants. Other than as set forth in Section 8.01(a) hereof, the failure to perform and observe any covenant or other obligation contained herein or in any other Loan Documents and the continuation of such failure for a period of thirty (30) days after receipt of written notice from the Bank thereof.

                  (c) False Statements. If any representation or warranty made by the Borrower or any Guarantor in this Loan Agreement, any other Loan Document or in any document, certificate, statement or report heretofore or hereafter made shall be untrue in any material respect.

                  (d) Bankruptcy. In the event that the Borrower or any Guarantor

                           (1) shall make an assignment for the benefit of
                  creditors; or

                           (2) has a petition initiating a proceeding under any
                  section or chapter of the Bankruptcy Code or its amendments, filed by or against the Borrower or any Guarantor and, if against the Borrower or any Guarantor, such petition is not set aside within ninety (90) days after such filing; or

                           (3) shall file any proceedings for dissolution or
                  liquidation; or

                           (4) has a receiver, trustee or custodian appointed
                  for all or part of its or his assets; or

                           (5) seeks to make an adjustment, settlement or
                  extension of its or his debts with its or his creditors generally; or

                           (6) has a notice of an action for enforcement of a
                  lien filed or recorded or a judgment lien or execution obtained against it or him in excess of an aggregate of $50,000.00 which notice of lien is not removed, insured, reserved for (in amounts satisfactory to the Bank), satisfied, bonded or contested in good faith within thirty (30) days after any officer of the Borrower or the applicable Guarantor, as the case may be, becomes aware of such lien;

                  (e) if an event of default occurs under any agreement for Funded Debt by and between the Borrower and the Bank which is in existence as of the date hereof or which is entered into subsequent to the date hereof;

                  (f) if the Borrower in the performance of any other agreement for Funded Debt between it and any other lender defaults and such default permits such other lender to accelerate such other indebtedness of the Borrower for borrowed money;

                  (g) any change shall occur with respect to the chief executive officer management position of the Borrower; or

                  (h) any Guarantor shall default in the performance of any obligation under the Guaranty Agreement.

         8.02 Remedies. Upon the occurrence of any such Event of Default and after the applicable grace period, if any, and unless the Bank agrees to waive in writing such an Event of Default:

                  (a) Termination of Commitment. The Bank, in its sole discretion, may terminate the Commitment.

                  (b) Acceleration of Indebtedness. All of the indebtedness of any and every kind owing by the Borrower to the Bank, howsoever evidenced, now existing or hereafter arising, shall become due and payable upon written notice to the Borrower (other than an Event of Default described in Section 8.01(d) in which case such indebtedness shall become due and payable immediately without necessity of written demand) without the necessity of any other demand, presentment, protest or notice upon the Borrower, all of which are hereby expressly waived by the Borrower.

                  (c) Acceleration of Obligations. All of the obligations of the Borrower under the Loan Documents shall thereupon be immediately due and payable without the necessity of any other demand, presentment, protest or notice upon the Borrower, all of which are hereby expressly waived by the Borrower.

                  (d) Right of Set-Off. Regardless of the adequacy of the collateral, the Bank shall have the right, immediately and without further action by it, to set-off against the Revolving Note, all money owed by the Bank in any capacity to the Borrower, whether or not due, and the Bank shall be deemed to have exercised such right of set-off and to have made a charge against any such money immediately upon the occurrence of such event of default even though such charge is made or entered on the books of the Bank subsequent thereto. If the Bank exercises its right of set-off described in this paragraph, it will provide the Borrower, in adequate detail, a description of all amounts set-off against the Revolving Note.

                                   ARTICLE IX

                                  Miscellaneous
                                  -------------

         9.01 Notices. All notices and other communications hereunder shall be sufficiently given and shall be deemed given when delivered or when mailed by registered or certified mail, postage prepaid, addressed as follows:

                  (a)      if to the Borrower:

                           Applied Analytical Industries, Inc.
                           5051 New Centre Drive
                           Wilmington, North Carolina  28403

                           Attention: Mark P. Colonnese

                  (b)      if to the Bank

                           NationsBank, N.A.
                           155 North Front Street
                           Wilmington, North Carolina 28401

                           Attention: David Houston

         9.02 Waiver. No failure or delay on the part of the Bank in the exercise of any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver of any such right, power or privilege nor shall any such failure or delay preclude any other or further exercise thereof. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

         9.03 Survival. All covenants, agreements, representations and warranties made herein and in the other Loan Documents shall survive the making by the Bank of the Revolving Loans and the execution and delivery to the Bank of the Loan Documents and shall continue in full force and effect so long as any of the indebtedness of the Borrower to the Bank evidenced by the Notes or any obligations under the Commitment remain outstanding.

         9.04 Successors and Assigns. This Loan Agreement and the Loan Documents shall inure to the benefit of and be binding upon successors and assigns of the Bank; provided, however, the Borrower shall not assign any of its rights or obligations hereunder without the prior written consent of the Bank.

         9.05 Costs. The Borrower agrees to pay all reasonable costs and expenses in connection with the preparation, execution and delivery of the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of special counsel to the Bank (not to exceed $10,000.00), and, after the occurrence of an Event of Default, costs and expenses of the Bank in connection with the enforcement of this Loan Agreement or the other Loan Documents (including without limitation reasonable attorneys fees) and to hold the Bank harmless from any and all such costs, expenses and liabilities.

         9.06 Amendment; Waiver; Consents. No approval, decision, option or action required of the Bank ("Approval") hereunder nor any modification, amendment or waiver ("Waiver") of any provision of this Loan Agreement or any other Loan Document nor any consent to any departure by the Borrower therefrom ("Consent") shall in any event be effective unless the same shall be in writing signed by the Bank and delivered in accordance with the provisions of Section
9.01 hereof, and then such Approval, Waiver or Consent shall be effective only in the specific instance and for the purpose for which given but any such Approval, Waiver or Consent when signed shall be effective and binding upon the Bank. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

         9.07 Year. Interest, fees and premiums hereunder shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days in the billing period.

         9.08 Payment on Business Day. Should any installment or other payment of the principal of or interest on the Notes become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day thereafter and in the case of an installment of principal, interest shall be payable thereon at the rate per annum herein specified during such extension.

         9.09 Counterparts. This Loan Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Loan Agreement to produce or account for more than one such counterpart.

         9.10 Assignment. The Bank may, at any time, transfer or assign all or any portion of the indebtedness evidenced by the Revolving Note held by the Bank and the terms hereof shall extend to any subsequent holder of the Revolving Note.

         9.11 Term. The term of this Loan Agreement shall be until the Bank is no longer obligated to lend under the Commitment and the Bank has received payment in full of the unpaid principal and interest of the Revolving Note.

         9.12 Captions. The captions herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Loan Agreement nor the interest of any provisions hereof.

         9.13 Governing Law. This Loan Agreement and the other Loan Documents and all matters relating thereto shall be governed by and construed and interpreted in accordance with the laws of the State of North Carolina. The Borrower hereby submits to the jurisdiction and venue of the state and federal courts of North Carolina and agrees that the Bank may, at its option, enforce its rights under the Loan Documents in such courts. The Borrower hereby agrees that both the federal and state courts in Mecklenburg County, North Carolina are a convenient forum and agrees not to raise as a defense that such courts are not a convenient forum.

         9.14 ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS LOAN AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS LOAN AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

         A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN THE CITY OF THE BORROWER'S DOMICILE AT TIME OF THE EXECUTION OF THIS INSTRUMENT, AGREEMENT OR DOCUMENT AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OR CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

         B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS ARBITRATION PROVISION; OR
(II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY

SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK HERETO
(A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASSIONING RESORT TO SUCH REMEDIES.

         9.15 Loan Documents. The Bank agrees to provide the Borrower with copies of all of the Loan Documents in acceptable electronic format.

         IN WITNESS WHEREOF, the parties hereto have executed or caused this instrument to be executed under seal as of the day and year first above written.

                                            APPLIED ANALYTICAL INDUSTRIES, INC.


ATTEST:


By  /s/                                     By    /s/
    ------------------------------                ------------------------------

Title                                       Title Vice-President
      ----------------------------                ------------------------------

          (Corporate Seal)


                                            NATIONSBANK, N.A.

                                            By    /s/
                                                  ------------------------------

                                            Title Vice President
                                                  ------------------------------